Exhibit 10.36
January 16, 2007
Glenn Britt
President and Chief Executive Officer
Time Warner Cable
290 Harbor Drive
Stamford, CT 06802
Dear Glenn:
     Pursuant to Section 12.6 of your employment agreement dated August 1, 2006 (the “Employment Agreement”), in connection with the relocation of Time Warner Cable Inc.’s (the “Company”) principal corporate offices to One Time Warner Center, New York, N.Y., the Company seeks a limited waiver of a breach of Section 2.4 (Place of Performance) of the Employment Agreement.
     By signing this letter where indicated below you hereby agree that the Company’s relocation of its principal corporate offices and the addition of New York, New York as the place for performance of your services does not constitute a breach of Section 2.4 of the Employment Agreement and you hereby waive any breach of Section 2.4 with respect to the relocation to New York, New York.
     The Company does not seek a waiver with respect to any other provision of the Employment Agreement or any other change in the place of performance of your services.
Sincerely,
/s/ Marc Lawrence-Apfelbaum
Marc Lawrence-Apfelbaum
AGREED TO:
/s/ Glenn Britt
Glenn Britt